Exhibit 99.1

CohBar Reports Second Quarter 2023 Financial Results

MENLO PARK, Calif., August 14, 2023 – CohBar, Inc. (NASDAQ: CWBR) today reported its financial results and highlights for the second quarter ended June 30, 2023.

Second Quarter 2023 Summary and Financial Results

●	Entered into Definitive Merger Agreement with Morphogenesis: In May 2023, CohBar announced that the company entered into a definitive merger agreement with a privately held biotechnology company, Morphogenesis, Inc. (“Morphogenesis”), for an all-stock transaction to advance a late-stage oncology pipeline. The combined company is expected to operate under the name “TuHURA Biosciences, Inc.” and to trade on The Nasdaq Capital Market (“Nasdaq”). The transaction is expected to close in the fourth quarter of 2023.

●	Cash, Cash Equivalents and Investments: The company had cash, cash equivalents and investments of $12.3 million as of June 30, 2023, compared to $15.7 million as of December 31, 2022.

●	R&D Expenses: Research and development expenses were $0.2 million for the three months ended June 30, 2023, compared to $1.2 million in the prior year quarter. The lower research and development expenses are due to the suspension of our development activities.

●	G&A Expenses: General and administrative expenses were $4.3 million for the three months ended June 30, 2023, compared to $1.6 million in the prior year quarter. The increase in general and administrative expenses was primarily due to costs related to the merger with Morphogenesis and compensation charges incurred related to the retention of our key executives.

●	Net Loss: For the three months ended June 30, 2023, net loss, which included $0.3 million of non-cash expenses, was $4.3 million, or $1.49 per basic and diluted share. For the three months ended June 30, 2022, net loss, which included $0.5 million of non-cash expenses, was $2.7 million, or $0.94 per basic and diluted share.

About CohBar

CohBar (NASDAQ: CWBR) is a clinical-stage biotechnology company leveraging the power of the mitochondria and the peptides encoded in its genome to develop potential breakthrough therapeutics targeting chronic and age-related diseases with limited to no treatment options.

For additional company information, please visit www.cohbar.com and engage with us on LinkedIn.

Forward-Looking Statements

This news release contains forward-looking statements that are not historical facts within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and other future conditions. In some cases you can identify these statements by forward-looking words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “should,” “would,” “project,” “plan,” “expect,” “goal,” “seek,” “future,” “likely” or the negative or plural of these words or similar expressions. Examples of such forward-looking statements include but are not limited to express or implied statements regarding CohBar’s or Morphogenesis’ management team’s expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding: the proposed merger and the expected effects, perceived benefits or opportunities and related timing with respect thereto, expectations regarding clinical trials and research and development programs; and the expected trading of the combined company’s stock on the Nasdaq Capital Market. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. You are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in these forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include: the risk that the conditions to the closing or consummation of the merger transaction with Morphogenesis (the “Proposed Transaction”) are not satisfied, including the failure to obtain stockholder approval for the Proposed Transaction; the risk that the previously announced concurrent financing in connection with the Proposed Transaction is not completed in a timely manner or at all; uncertainties as to the timing of the consummation of the Proposed Transaction and the ability of each of CohBar and Morphogenesis to consummate the transactions contemplated by the Proposed Transaction; risks related to CohBar’s and Morphogenesis’ ability to correctly estimate their respective operating expenses and expenses associated with the Proposed Transaction, as applicable, as well as uncertainties regarding the impact any delay in the closing would have on the anticipated cash resources of the resulting combined company upon closing and other events and unanticipated spending and costs that could reduce the combined company’s cash resources; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Proposed Transaction by either company; the effect of the announcement or pendency of the Proposed Transaction on CohBar’s or Morphogenesis’ business relationships, operating results and business generally; costs related to the merger; the outcome of any legal proceedings that may be instituted against CohBar, Morphogenesis, or any of their respective directors or officers related to the merger agreement or the transactions contemplated thereby; the ability of CohBar or Morphogenesis to protect their respective intellectual property rights; competitive responses to the Proposed Transaction; unexpected costs, charges or expenses resulting from the Proposed Transaction; legislative, regulatory, political and economic developments; and additional risks described in the “Risk Factors” section of CohBar’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission and applicable Canadian authorities, which are available on our website, and at www.sec.gov or www.sedar.com.

You are cautioned that such statements are not guarantees of future performance and that our actual results may differ materially from those set forth in the forward-looking statements. The forward-looking statements and other information contained in this news release are made as of the date hereof and CohBar does not undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws. Nothing herein shall constitute an offer to sell or the solicitation of an offer to buy any securities.

Contact:

investors@cohbar.com

CohBar, Inc.

Balance Sheets

	As of
	June 30, 2023	December 31, 2022
	(unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$6,192,343	$5,930,731
Investments	6,119,012	9,806,591
Vendor receivable	42,323	27,500
Prepaid expenses and other current assets	119,742	453,681
Total current assets	12,473,420	16,218,503
Property and equipment, net	1,728	65,509
Intangible assets, net	17,469	18,083
Other assets	13,476	63,572
Total assets	$12,506,093	$16,365,667

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,375,742	$180,104
Accrued liabilities	498,377	327,868
Accrued payroll and other compensation	1,127,786	525,666
Total liabilities	3,001,905	1,033,638

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, Authorized 5,000,000 shares; No shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	-	-
Common stock, $0.001 par value, Authorized 12,000,000 shares; Issued and outstanding 2,906,926 shares as of June 30, 2023 and December 31, 2022, respectively	2,907	2,907
Additional paid-in capital	112,908,754	112,238,392
Accumulated deficit	(103,407,473)	(96,909,270)
Total stockholders’ equity	9,504,188	15,332,029
Total liabilities and stockholders’ equity	$12,506,093	$16,365,667

CohBar, Inc.

Condensed Statements of Operations

(unaudited)

	For The Three Months Ended June 30,		For The Six Months Ended June 30,
	2023	2022	2023	2022

Revenues	$-	$-	$-	$-

Operating expenses:
Research and development	178,862	1,186,900	1,199,601	2,693,208
General and administrative	4,254,487	1,556,785	5,533,760	3,301,703
Total operating expenses	4,433,349	2,743,685	6,733,361	5,994,911
Operating loss	(4,433,349)	(2,743,685)	(6,733,361)	(5,994,911)

Other income (expense):
Interest income	100,997	18,717	235,158	18,717
Interest expense	-	-	-	(1,824)
Amortization of debt discount and offering costs	-	-	-	(8,723)
Total other income	100,997	18,717	235,158	8,170
Net loss	$(4,332,352)	$(2,724,968)	$(6,498,203)	$(5,986,741)
Basic and diluted net loss per share	$(1.49)	$(0.94)	$(2.24)	$(2.07)
Weighted average common shares outstanding - basic and diluted	2,906,926	2,899,390	2,906,926	2,895,158

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